UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2009

ELECTRO SCIENTIFIC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon	97229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 641-4141

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 14, 2009 the Board of Directors of Electro Scientific Industries, Inc. (the “Company”) declared a dividend of one right (a “Right”) for each outstanding share of common stock of the Company (“Common Stock”) to shareholders of record at the close of business on May 26, 2009 (the “Record Date”). A Right will attach to each share of Common Stock, of which there were 27,317,026 shares issued and outstanding on May 17, 2009. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A No Par Preferred Stock (the “Preferred Stock”) at a purchase price of $60 (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and Mellon Investor Services LLC, as Rights Agent, dated May 18, 2009.

The Rights will replace preferred stock purchase rights that were previously attached to each share of Common Stock (the “Old Rights”). The Old Rights were issued pursuant to the terms of a Rights Agreement between the Company and First Chicago Trust Company of New York, as Rights Agent, dated May 7, 1999, as subsequently amended (the “Old Rights Agreement”). The Old Rights Agreement and the Old Rights expired according to their terms at 5:00 p.m. Pacific time on May 7, 2009.

Initially, the Rights will be attached to the certificates representing outstanding shares of Common Stock, and no separate Rights certificates will be distributed. The Rights will separate from the Common Stock and a “Distribution Date” will occur upon the earlier of (i) ten days following a public announcement that (A) Third Avenue Management LLC or its affiliates and associates (collectively, “Third Avenue”) has acquired, or obtained the right to acquire from shareholders, beneficial ownership of 19.99 percent or more of the outstanding Common Stock; (B) a person or group of affiliated or associated persons other than Third Avenue has acquired, or obtained the right to acquire from shareholders, beneficial ownership of 15 percent or more of the outstanding Common Stock; or (C) the Board of Directors of the Company shall declare any person to be an Adverse Person (as described below) (each, an “Acquiring Person”), or (ii) ten days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15 percent or more of such outstanding Common Stock, as such periods may be extended pursuant to the Rights Agreement.

An Adverse Person is any person declared to be an Adverse Person by the Board of Directors upon a determination that such person, alone or together with its affiliates and associates, has become the beneficial owner of an amount of Common Stock that the Board of Directors determines to be substantial (which amount shall be more than 10 percent of the Common Stock then outstanding) and a determination by at least a majority of the Board of Directors who are not officers of the Company, after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate, that (i) such beneficial ownership by such person is intended to cause the Company to repurchase the Common Stock beneficially owned by such person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where the Board of Directors determines that the best long term interests of the Company and its shareholders would not be served by taking such action or entering into such transactions or series of transactions at that time or (ii) such beneficial ownership is causing or reasonably likely to cause a material adverse impact

(including, but not limited to, impairment of relationships with customers or impairment of the Company’s ability to maintain its competitive position) on the business or prospects of the Company.

Until the Distribution Date, (i) the Rights will be evidenced by and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after May 26, 2009, will contain a legend incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificate for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on May 18, 2019, unless earlier redeemed by the Company as described below.

As soon as practicable after the Distribution Date, Rights certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and thereafter, the separate Rights certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, the only Common Stock that will be issued with Rights is Common Stock issued prior to the earliest of (i) the time the Rights become exercisable or issued upon exercise or conversion of rights, warrants, options or convertible securities issued prior to the time the Rights become exercisable, (ii) a Redemption Date (as defined in the Rights Agreement) and (iii) the Final Expiration Date (as defined in the Rights Agreement).

In the event that any person becomes an Acquiring Person, each holder of a Right shall thereafter have the right to receive, upon exercise, in lieu of Preferred Stock, Common Stock of the Company (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. In lieu of requiring payment of the Purchase Price upon exercise of the Rights following any such event, the Company may permit the holders simply to surrender the Rights, in which event they will be entitled to receive Common Stock (and other property, as the case may be) with a value of 50 percent of what could be purchased by payment of the full Purchase Price. However, Rights are not exercisable as described in this paragraph until such time as the Rights are no longer redeemable by the Company as set forth below. Notwithstanding any of the foregoing, if any person becomes an Acquiring Person all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person will become null and void.

For example, at an exercise price of $60 per Right, each Right not owned by the Acquiring Person (or by certain related parties or transferees) following the event set forth in the preceding paragraph would entitle its holder to purchase $120 worth of Common Stock (or other consideration, as noted above) for $60. Assuming that the Common Stock had a per share value of $20 at such time, the holder of each valid Right would be entitled to purchase six (6) shares of Common Stock for $60. Alternatively, the Company could permit the holder to surrender each Right in exchange for three (3) shares of Common Stock (with an aggregate value of $60) without the payment of any consideration other than the surrender of the Right.

In the event that, at any time following the Distribution Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or in which the Common Stock is exchanged for stock or other securities or property, or (ii) 50 percent or more of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. Again, provision may be made to permit surrender of the Rights in exchange for one-half of the value otherwise purchasable.

The Purchase Price and the number of one one-hundredths of a share of Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the circumstances described in the Rights Agreement.

With certain exceptions, no adjustment in the Purchase Price or the number of shares of Preferred Stock issuable upon exercise of a Right will be required until cumulative adjustments would require an increase or decrease of at least 1 percent. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

At any time until a determination that any person is an Adverse Person or ten days (or longer if extended pursuant to the terms of the Rights Agreement) after a person otherwise becomes an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (payable in cash, Common Stock or other consideration), appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.001 redemption price.

At any time after a person becomes an Acquiring Person, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

The Preferred Stock will be non-redeemable. The Preferred Stock may rank on a lower priority in respect of the preference as to dividends and the distribution of assets with other classes or series of the Company’s preferred stock. Each share of Preferred Stock will be entitled to an aggregate of 100 times the cash and non-cash (payable in kind) dividends and distributions (other than dividends and distributions payable in Common Stock) declared on the Company’s Common Stock. In the event of liquidation, the holders of Preferred Stock will be entitled to receive a liquidation payment in an amount equal to 100 times the payment made per share of Common Stock, plus an amount equal to declared and unpaid dividends and distributions thereon. In the event of any merger, consolidation or other transaction in which shares of

Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. The dividend and liquidation rights of the Preferred Stock are protected by antidilution provisions. Each share of Preferred Stock will be entitled to 100 votes (subject to certain adjustments) on all matters submitted to the shareholders.

Any provision in the Rights Agreement may be amended by the Board of Directors prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption may be made at such time as the Rights are not redeemable.

As soon as practicable following the Record Date and at any time prior to the earliest of the Redemption Date and the Final Expiration Date (each as defined in the Rights Agreement), the Company will make available a summary of the Rights to each holder of Rights who may from time to time submit a written request to the Company.

This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement filed with this report as Exhibit 4.1 and incorporated herein by reference.

Item 3.01	Material Modification to Rights of Security Holders

The disclosures set forth in Item 1.01 and Item 5.03 of this report are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 14, 2009, the Compensation Committee of the Board of Directors approved the use of Stock Settled Stock Appreciation Right (“SSARs”) under the Company’s 2004 Stock Incentive Plan (the “Plan”) in lieu of the stock option component of its annual grant cycle. Specific awards were approved to the officers set forth below with respect to the number of shares set forth opposite his or her name. Awards for 2009 included one-time supplemental grants to increase the retentive value of the Company’s equity awards given current economic and market conditions. The awards are being disclosed herein because the Company has not previously awarded SSARs under the Plan.

Name and Title	Number of Shares

Nicholas Konidaris, President and CEO	150,000

Paul Oldham, Vice President of Administration and CFO	90,000

Robert DeBakker, Vice President of Operations	50,000

Kerry Mustoe, Vice President, Corporate Controller and Chief Accounting Officer	35,000

The SSARs vest 25% annually over four years and entitle the grantee to receive upon exercise a number of shares of common stock equal to the market price of the Company’s common stock on the day of exercise less the exercise price of the SSAR, multiplied by the number of shares underlying award, divided by the market price of the Company’s common stock on the day of exercise. The exercise price of the SSARs is $8.26, the closing price of the Company’s common stock on the date of grant. The other terms and conditions of the SSAR will be substantially the same as the terms and conditions of the Company’s stock options. In addition to the SSAR awards, as part of the annual grant cycle the Compensation Committee made awards of Performance Based Restricted Stock Units and Time Based Restricted Stock Units to the foregoing executives on terms materially consistent with prior awards.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Articles of Incorporation

On May 14, 2009, the Board of Directors adopted an amendment to Article XI of the Third Restated Articles of Incorporation of the Company, which sets forth the terms of the Series A No Par Preferred Stock of the Company, in connection with the adoption of the Rights Agreement described in Item 1.01 of this report. This amendment was filed with the Oregon Secretary of State on May 18, 2009. A copy of the Articles of Amendment to Third Restated Articles of Incorporation of the Company is filed with this report as Exhibit 3.1 and incorporated herein by reference.

Bylaws

On May 14, 2009, the Board of Directors adopted the 2009 Amended and Restated Bylaws of the Company (the “Restated Bylaws”). The principal amendments reflected in the Restated Bylaws include the following:

1. Article I, Section 1.3(a) was amended to clarify that (i) the advance notice provisions set forth in Section 1.3 are the exclusive means for a shareholder to make a director nomination or submit other business (other than matters properly brought under Rule 14a-8 of the federal proxy rules, which contain their own procedural requirements) before an annual meeting of shareholders, and (ii) notice of a shareholder proposal must be received by the Company at least 90 days, and no earlier than 120 days, before the first anniversary of the prior year’s annual shareholder meeting in order to be brought before the upcoming annual shareholder meeting.

2. Article I, Section 1.3(c) was amended to require that a shareholder proposing a matter to be considered at a meeting of shareholders provide additional information to the Company regarding all direct and indirect ownership interests in the Company, including derivative securities, held by the proposing shareholder and any beneficial owner on whose behalf the proposal is made.

3. Article I, Section 1.3(c) was amended to require that each shareholder nominee for election as a director complete a written questionnaire and make certain representations to the Company, including a representation that such proposed nominee is not and will not become a party to any voting agreement with a third person that is not disclosed to the Company.

4. A new Section 1.3(d) was added to Article I, which requires that any shareholder making a director nomination or proposing other business to be brought before a shareholder meeting must update, if necessary, the information required by Section 1.3(c) (i) not later than ten days after the record date for the meeting so that such information is accurate as of the record date, and (ii) not later than eight business days prior to the date of the meeting or any adjournment thereof so that the required information is true as of ten days prior to the date of the meeting or any adjournment thereof.

The Board of Directors also made certain technical and conforming amendments that are reflected in the Restated Bylaws.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the 2009 Amended and Restated Bylaws, a copy of which are filed with this report as Exhibit 3.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 3.1	Articles of Amendment to Third Restated Articles of Incorporation of the Company

Exhibit 3.2	2009 Amended and Restated Bylaws of Electro Scientific Industries, Inc.

Exhibit 4.1	Rights Agreement, dated as of May 18, 2009, between Electro Scientific Industries, Inc. and Mellon Investor Services LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2009.

Electro Scientific Industries, Inc. (Registrant)

By:	/s/ Paul Oldham
Name:	Paul Oldham
Title:	Vice President of Administration, Chief Financial Officer and Corporate Secretary